Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

OF

THE BLACKSTONE GROUP L.P.

Dated as of June 18, 2007

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (including Appendix A hereto, as such Appendix A may be amended from time to time pursuant to the provisions hereof, this “Agreement”), is made and entered into as of June 18, 2007, by and among The Blackstone Group L.P., a Delaware limited partnership (the “Partnership”), and the Covered Persons (defined below) from time to time party hereto.

WHEREAS, the Covered Persons are holders of Blackstone Holdings Partnership Units (defined below), which, subject to certain restrictions and requirements, are exchangeable at the option of the holder thereof for the Partnership’s common units representing limited partner interests (the “Common Units”); and

WHEREAS, the Partnership desires to provide the Covered Persons with registration rights with respect to Common Units underlying their Blackstone Holdings Partnership Units and any other Common Units they may otherwise hold from time to time.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

Section 1.1 Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

“Agreement” has the meaning ascribed to such term in the Recitals.

“Beneficial owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blackstone Holdings” means, collectively, Blackstone Holdings I L.P., a Delaware limited partnership (“Blackstone Holdings I”), Blackstone Holdings II L.P., a Delaware limited partnership (“Blackstone Holdings II”), Blackstone Holdings III L.P., a Delaware limited partnership (“Blackstone Holdings III”), Blackstone Holdings IV L.P., a Québec société en commandite (“Blackstone Holdings IV”), and Blackstone Holdings V L.P., a Québec société en commandite (“Blackstone Holdings V”).

“Blackstone Holdings Partnership Unit” means, collectively, one partnership unit in each of Blackstone Holdings I, Blackstone Holdings II, Blackstone Holdings III, Blackstone Holdings IV and Blackstone Holdings V issued under each of their respective Blackstone Holdings Partnership Agreements.

“Blackstone Holdings Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings I, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings II, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings III, the Amended and Restated Limited Partnership Agreement of Blackstone Holdings IV and the Amended and Restated Limited Partnership Agreement of Blackstone Holdings V, as each of them may be amended, supplemented or restated from time to time.

“Board” means the Board of Directors of the General Partner.

“Common Units” has the meaning ascribed to such term in the Recitals.

“Covered Person” means those persons from time to time listed on Appendix A hereto, and all persons who may become parties to this Agreement and whose name is required to be listed on Appendix A hereto, in each case in accordance with the terms hereof.

“Covered Blackstone Holdings Partnership Units” means, with respect to a Covered Person, such Covered Person’s Blackstone Holdings Partnership Units.

“Demand Committee” shall mean a committee consisting of the individuals that are from time to time designated as “Founding Members” pursuant to the amended and restated limited liability company agreement of Blackstone Group Management L.L.C., as amended from time to time.

“Demand Notice” has the meaning ascribed to such term in Section 2.2(a).

“Demand Registration” has the meaning ascribed to such term in Section 2.2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the exchange agreement dated as of or about the date hereof among the Partnership, Blackstone Holdings and the Limited Partners of Blackstone Holdings, as amended from time to time.

“Exchange Registration” has the meaning ascribed to such term in Section 2.1(a).

“General Partner” means Blackstone Group Management L.L.C., a Delaware limited liability company and the general partner of the Partnership, and any successor general partner thereof.

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“Indemnified Parties” has the meaning ascribed to such term in Section 2.6.

“NASD” means the National Association of Securities Dealers, Inc.

“Partnership” has the meaning ascribed to such term in the Recitals.

“Permitted Transferee” means any transferee of a Blackstone Holdings Partnership Unit after the date hereof the transfer of which was permitted by the Blackstone Holdings Partnership Agreements.

“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registering Covered Person” has the meaning ascribed to such term in Section 2.5(a).

“Registrable Securities” means Common Units that may be delivered in exchange for Blackstone Holdings Partnership Units or otherwise held by Covered Persons from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities of a Covered Person are eligible to be sold by such Covered Person pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act or (iii) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the General Partner, the Partnership and Blackstone Holdings (including, without limitation, all salaries and expenses of the officers and employees of the General Partner, the Partnership or Blackstone Holdings performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the General Partner, the Partnership or Blackstone Holdings and customary fees and expenses for independent certified public accountants retained by the General Partner, the Partnership or Blackstone Holdings (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.5(i)), (vii) reasonable fees and expenses of any special experts retained by the General Partner, the Partnership or Blackstone Holdings in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Covered Persons, including one counsel for all of the Covered Persons participating in the offering selected by the Demand Committee, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the General Partner, the Partnership, Blackstone Holdings or their appropriate officers in connection with their compliance with Section 2.5(m).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 1.2 Definitions Generally. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Exchange Registration.

(a) The Partnership shall use its commercially reasonable efforts to cause to be declared effective under the Securities Act by the SEC, prior to the time that Blackstone Holdings Partnership Units held by Covered Persons become available for exchange for

Common Units pursuant to the terms of the Blackstone Holdings Partnership Agreements and the Exchange Agreement, one or more registration statements (the “Exchange Registration”) covering (i) the delivery by the Partnership or its subsidiaries, from time to time, to the Covered Persons of Common Units registered under the Securities Act in exchange for such Blackstone Holdings Partnership Units or (ii) if the Partnership determines that the registration provided for in clause (i) is not available for any reason, the registration of resale of such Common Units by the Covered Persons.

(b) The Partnership shall be liable for and pay all Registration Expenses in connection with any Exchange Registration, regardless of whether such registration is effected.

(c) Upon notice to each Covered Person participating in any Exchange Registration, the Partnership may postpone effecting a registration pursuant to this Section 2.1 on up to three occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 120 days in the aggregate (which period may not be extended or renewed), if (i) the General Partner shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of the Partnership the preparation of which had then been commenced or (ii) the Partnership is in possession of material non-public information the disclosure of which during the period specified in such notice the General Partner believes in good faith would not be in the best interests of the Partnership.

Section 2.2 Demand Registration.

(a) If at any time the Partnership shall receive a written request (a “Demand Notice”) from the Demand Committee that the Partnership effect the registration under the Securities Act of all or any portion of the Registrable Securities specified in the Demand Notice (a “Demand Registration”), specifying the information set forth under Section 2.5(j), then the Partnership shall use its commercially reasonable efforts to effect, as expeditiously as reasonably practicable, subject to the restrictions in Section 2.2(d), the registration under the Securities Act of the Registrable Securities for which the Demand Committee has requested registration under this Section 2.2, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b) At any time prior to the effective date of the registration statement relating to such registration, the Demand Committee may revoke such Demand Registration request by providing a notice to the Partnership revoking such request. The Partnership shall be liable for and pay all Registration Expenses in connection with any Demand Registration.

(c) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Partnership and the Demand Committee that, in its view, the number of units of Registrable Securities requested to be included in such registration exceeds the largest number of units that can be sold without having a material adverse effect on such offering, including the price at which such units can be sold (the “Maximum Offering Size”), the Partnership shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered in the Demand Registration by the Demand Committee (allocated, if necessary for the offering not to exceed the Maximum Offering Size, in such proportions as shall be determined by the Demand Committee);

(ii) second, any securities proposed to be registered by the Partnership or any securities proposed to be registered for the account of any other persons, with such priorities among them as the Partnership shall determine.

(d) Upon notice to the Demand Committee, the Partnership may postpone effecting a registration pursuant to this Section 2.2 on up to three occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 120 days in the aggregate (which period may not be extended or renewed), if (i) the General Partner shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of the Partnership the preparation of which had then been commenced or (ii) the Partnership is in possession of material non-public information the disclosure of which during the period specified in such notice the General Partner believes in good faith would not be in the best interests of the Partnership.

Section 2.3 Piggyback Registration.

(a) Subject to any contractual obligations to the contrary, if the Partnership proposes at any time to register any of the equity securities issued by it under the Securities Act (other than a registration on Form S-8 or Form S-4, or any successor forms, relating to Common Units issuable in connection with any employee benefit or similar plan of the Partnership or in connection with a direct or indirect acquisition by the Partnership of another person or as a recapitalization or reclassification of securities of the Partnership), whether or not for sale for its own account, the Partnership shall each such time give prompt notice at least 15 business days prior to the anticipated filing date of the registration statement relating to such registration to the Demand Committee, which notice shall offer the Demand Committee the opportunity to elect to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered held by Covered Persons as the Demand Committee may request (a “Piggyback Registration”), subject to the provisions of Section 2.3(b). If the Demand Committee elects to effect a Piggyback Registration, the Partnership shall give notice of the registration statement relating to such registration to those Covered Persons who the Demand Committee determines to afford participation in the Piggyback Registration. Upon the request of the Demand Committee, the Partnership shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Partnership has been so requested to register by the Demand Committee, to the extent necessary to permit the disposition of the Registrable Securities to be so registered, provided that (i) if such registration involves an underwritten Public Offering, all such Covered Persons to be included in the Partnership’s registration must sell their Registrable Securities to the underwriters selected by the Partnership on the same terms and conditions as apply to the Partnership or any other selling person, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Partnership shall determine for any reason not to register such securities, the Partnership shall give notice to all such Covered

Persons and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.3 shall relieve the Partnership of its obligations to effect an Exchange Registration or Demand Registration to the extent required by Section 2.1 or Section 2.2, respectively. The Partnership shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) Subject to Section 2.2(c) and any other contractual obligations to the contrary, if a Piggyback Registration involves an underwritten Public Offering and the managing underwriter advises the Partnership that, in its view, the number of Registrable Securities that the Partnership and such Covered Persons intend to include in such registration exceeds the Maximum Offering Size, the Partnership shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, the Partnership securities proposed to be registered for the account of the Partnership;

(ii) second, the Partnership securities proposed to be registered pursuant to any demand registration rights of third parties;

(iii) third, all Registrable Securities requested to be included in such registration by any Covered Persons (allocated, if necessary for the offering not to exceed the Maximum Offering Size, in such proportions as shall be determined by the Demand Committee); and

(iv) fourth, any securities proposed to be registered for the account of any other persons with such priorities among them as the Partnership shall determine.

(c) Notwithstanding any provision in this Section 2.3 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting any Covered Person to effect a transfer of securities that is otherwise prohibited by the terms of any agreement between such Covered Person and the Partnership or any of its subsidiaries. Unless the Partnership shall otherwise consent, the Partnership shall not be obligated to provide notice or afford Piggyback Registration to the Demand Committee or any Covered Person pursuant to this Section 2.3 unless some or all of such person’s Registrable Securities are permitted to be transferred under the terms of applicable agreements between such person and the Partnership or any of its subsidiaries.

Section 2.4 Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Partnership nor any Covered Person shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Common Units or other security of the Partnership (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Partnership and the lead managing underwriter shall agree and (ii) 180 days following the pricing of the Public Offering.

Section 2.5 Registration Procedures. In connection with any request by the Demand Committee that Registrable Securities be registered pursuant to Sections 2.2 or 2.3,

subject to the provisions of such Sections, the paragraphs below shall be applicable, and in connection with any Exchange Registration pursuant to Section 2.1, paragraphs (a), (c), (d), (e) and (l) below shall be applicable:

(a) The Partnership shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Partnership then qualifies or that counsel for the Partnership shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 40 days, or in the case of an Exchange Registration until all of the Registrable Securities of the Covered Persons included in any such registration statement (each, a “Registering Covered Person”) shall have actually been exchanged thereunder.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Partnership shall, if requested, furnish to each Registering Covered Person and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Partnership shall furnish to such Registering Covered Person and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Registering Covered Person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Covered Person. The Registering Covered Person shall have the right to request that the Partnership modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Registering Covered Person and the Partnership shall use its all commercially reasonable efforts to comply with such request, provided, however, that the Partnership shall not have any obligation to so modify any information if the Partnership reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Partnership shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Covered Person thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Covered Person holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(d) To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Partnership shall file with the SEC any free writing prospectus that is required to be filed by the Partnership with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e) The Partnership shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Covered Person holding such Registrable Securities or each underwriter, if any, reasonably (in light of such member’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Covered Person to consummate the disposition of the Registrable Securities owned by such person, provided that the Partnership shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.5(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f) The Partnership shall immediately notify each Registering Covered Person holding such Registrable Securities covered by such registration statement or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Registering Covered Person or underwriter, if any, and file with the SEC any such supplement or amendment.

(g) The Demand Committee shall select an underwriter or underwriters in connection with any Public Offering. In connection with any Public Offering, the Partnership shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including if necessary the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(h) Subject to the execution of confidentiality agreements satisfactory in form and substance to the Partnership in the exercise of its good faith judgment, pursuant to the reasonable request of the Demand Committee or underwriter (if any), the Partnership will give to each Registering Covered Person, each underwriter (if any) and their respective counsel and accountants (i) reasonable and customary access to its books and records and

(ii) such opportunities to discuss the business of the Partnership with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to such Registering Covered Person or underwriter, to enable them to exercise their due diligence responsibility.

(i) The Partnership shall use its commercially reasonable efforts to furnish to each Registering Covered Person and to each such underwriter, if any, a signed counterpart, addressed to such person or underwriter, of (i) an opinion or opinions of counsel to the Partnership and (ii) a comfort letter or comfort letters from the Partnership’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Demand Committee or underwriter reasonably requests.

(j) Each Registering Covered Person registering securities under Sections 2.2 or 2.3 shall promptly furnish in writing to the Partnership the information set forth in Appendix B and such other information regarding itself, the distribution of the Registrable Securities as the Partnership may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(k) Each Registering Covered Person and each underwriter, if any, agrees that, upon receipt of any notice from the Partnership of the happening of any event of the kind described in Section 2.5(f), such Registering Covered Person or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Registering Covered Person’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(f), and, if so directed by the Partnership, such Registering Covered Person or underwriter shall deliver to the Partnership all copies, other than any permanent file copies then in such Registering Covered Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Partnership shall give such notice, the Partnership shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.5(f) to the date when the Partnership shall make available to such Registering Covered Person a prospectus supplemented or amended to conform with the requirements of Section 2.5(f).

(l) The Partnership shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Partnership shall have appropriate officers of the General Partner, the Partnership or Blackstone Holdings (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) The Partnership shall cooperate with the Registering Covered Persons to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as such Registering Covered Persons may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

Section 2.6 Indemnification by the Partnership. In the event of any registration of any Registrable Securities of the Partnership under the Securities Act pursuant to this Article II, the Partnership will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, a Registering Covered Person, each affiliate of such Registering Covered Person and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling person of any of the foregoing) and each other person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Partnership shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Partnership with respect to such seller or any underwriter specifically for use in the preparation thereof.

Section 2.7 Indemnification by Registering Covered Persons. Each Registering Covered Person hereby indemnifies and holds harmless, and the Partnership may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, that the Partnership shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, the Partnership and all other prospective sellers of Registrable Securities, the directors of the General Partner, each officer of the General Partner or the Partnership who signed the Registration

Statement and each person, if any, who controls the Partnership and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 2.6 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership with respect to such seller or any underwriter specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Partnership, any of the Registering Covered Persons or any underwriter, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such person. In no event shall any such indemnification liability of any Registering Covered Person be greater in amount than the dollar amount of the proceeds received by such Registering Covered Person upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.8 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Covered Person, its affiliates, directors and officers and any control persons of such Indemnified Party shall be designated in writing by the Demand Committee, (y) in all other cases shall be designated in writing by the General Partner. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No indemnifying person shall, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 2.9 Contribution. If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.10 Participation in Public Offering. No Covered Person may participate in any Public Offering hereunder unless such Covered Person (a) agrees to sell such Covered Person’s securities on the basis provided in any underwriting arrangements approved by the Covered Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.11 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Partnership and the Registering Covered Person participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.12 Cooperation by the Partnership. If the Covered Person shall transfer any Registrable Securities pursuant to Rule 144, the Partnership shall use its commercially reasonable efforts to cooperate with the Covered Person and shall provide to the Covered Person such information as may be required to be provided under Rule 144.

Section 2.13 Parties in Interest. Each Covered Person shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of such Covered Person’s election to participate in a registration under this Article II. To the extent Blackstone Holdings Partnership Units are effectively transferred in accordance with the terms of the Blackstone Holdings Partnership Agreements, the transferee of such Blackstone Holdings Partnership Units shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement upon becoming bound hereby pursuant to Section 3.1(c).

Section 2.15 Acknowledgement Regarding the Partnership. Other than those determinations reserved expressly to the Demand Committee, all determinations necessary or advisable under this Article II shall be made by the General Partner, the determinations of which shall be final and binding.

Section 2.16 Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or units of Blackstone Holdings or the Partnership or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1 Term of the Agreement; Termination of Certain Provisions.

(a) The term of this Agreement shall continue until the first to occur of (i) such time as no Covered Person holds any Covered Blackstone Holdings Partnership Units or Registrable Securities and (ii) such time as the Agreement is terminated by the Demand Committee.

(b) Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, a Covered Person shall be bound by the provisions of this Agreement with respect to any Covered Blackstone Holdings Partnership Units or Registrable Securities until such time as such Covered Person ceases to hold any Covered Blackstone Holdings Partnership Units or Registrable Securities. Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 2.7, 2.8, 2.9 and 2.11 and this Article III, and such Covered Person’s name shall be removed from Appendix A to this Agreement. Any person that has ceased to be a Covered Person and that reacquires Covered Blackstone Holdings Partnership Units or Registrable Securities shall be added to Appendix A as a Covered Person; provided, that, such person shall first sign an agreement in the form approved by the Partnership acknowledging that such person is bound by the terms and provisions of the Agreement.

(c) Any Permitted Transferee shall be added to Appendix A as a Covered Person; provided, that, such Permitted Transferee shall first sign an agreement in the form approved by the Partnership acknowledging that such Permitted Transferee is bound by the terms and provisions of the Agreement.

Section 3.2 Amendments; Waiver.

(a) The provisions of this Agreement may be amended by the Partnership and, except as provided in paragraph (b) below, the Demand Committee. In addition to any other consent, vote or approval that may be required under this Section 3.2, any amendment of this Agreement that has the effect of changing the obligations of the Partnership hereunder to make such obligations materially more onerous to the Partnership shall require the approval of the Partnership.

(b) Each Covered Person understands that from time to time certain other persons may become Covered Persons and certain Covered Persons will cease to be bound by the provisions of this Agreement pursuant to the terms hereof. This Agreement may be amended from time to time by the Partnership (without the approval of any other person), but solely for the purposes of (i) adding to Appendix A Permitted Transferees of the Covered Blackstone Holdings Partnership Units as provided in Section 3.1(c) who sign this Agreement and (ii) removing from Appendix A such persons as shall cease to be bound by the provisions of this Agreement pursuant to Sections 3.1(b) hereof, which additions and removals shall be given effect from time to time by appropriate changes to Appendix A.

(c) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 3.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 3.4 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Covered Person (i) expressly consents to the application of paragraph (c) of this Section 3.4 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Covered Person’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Covered Person of any such service of process, shall be deemed in every respect effective service of process upon the Covered Person in any such action or proceeding.

(c)(i) EACH COVERED PERSON HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.4, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.4 and such parties agree not to plead or claim the same.

Section 3.5 Notices.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.5):

If to a Covered Person,

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Chief Legal Officer

Fax: (212) 583-5258

Electronic Mail: friedman@blackstone.com

If to the Partnership, at

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Chief Legal Officer

Fax: (212) 583-5258

Electronic Mail: friedman@blackstone.com

The Partnership shall be responsible for notifying each Covered Person of the receipt of a notice, request, claim, demand or other communication under this Agreement relevant to such Covered Person at the address of such Covered Person then in the records of Blackstone Holdings (and each Covered Person shall notify the Partnership of any change in such address for notices, requests, claims, demands or other communications).

Section 3.6 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.7 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.8 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons; provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder, and any purported assignment in breach hereof by a Covered Person shall be void; and provided further that no assignment of this Agreement by the Partnership or to a successor of the Partnership (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.

Section 3.9 No Third-Party Rights. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 3.10 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

Section 3.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

THE BLACKSTONE GROUP L.P.

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Chairman and Chief Executive Officer

AIG BG Holdings Inc.

By:	/s/ Win J. Neuger
Name:	Win J. Neuger
Title:	President

COVERED PERSONS

All Covered Persons listed on Schedule I attached hereto, pursuant to the powers of executed in favor of, and granted and delivered to Stephen A. Schwarzman pursuant to Section 8.9 of that certain Contribution and Sale Agreement, dated as of the date hereof, by and among the Partnership, Blackstone Holdings I/II GP Inc., Blackstone Holdings III GP L.L.C., Blackstone Holdings IV GP L.P., Blackstone Holdings V GP L.P., Blackstone Holdings I/II Limited Partner Inc., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P., Blackstone Holdings V L.P., and the other parties thereto.

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Attorney-in-fact